Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS RESULTS OF OPERATIONS FOR THE SECOND QUARTER OF 2009

BETHESDA, MD; July 22, 2009 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the second quarter ended June 19, 2009.

•	Total revenue decreased $324 million, or 23.3%, to $1,064 million for the second quarter and $494 million, or 20.3%, to $1,936 million for year-to-date 2009 as compared to last year.

•

Net loss was $69 million for the second quarter of 2009 compared to net income of $193 million for the second quarter of 2008. For year-to-date 2009, net loss was $129 million compared to net income of $256 million for year-to-date 2008. Loss per diluted share was $.12 for the second quarter of 2009 compared to earnings per diluted share of $.34 in 2008. For year-to-date 2009, loss per diluted share was $.24 compared to earnings per diluted share of $.45 for year-to-date 2008.

Operating results for the periods presented were affected by several items including:

•	non-cash impairment charges recorded on four hotels and the Company’s investment in its European joint venture of $91 million and $131 million for second quarter and year-to-date 2009, respectively;

•	non-cash interest expense in 2008 and 2009 due to an accounting change implemented retrospectively in the first quarter of 2009 related to the Company’s exchangeable debentures; and

•	gains associated with hotel dispositions and other items.

The net effect of these items on loss per diluted share for the second quarter of 2009 was a decrease in earnings of $89 million, or $.16 per diluted share. For the second quarter of 2008, these items increased earnings by $6 million, or $.01 per diluted share. The net effect of these items was a decrease in earnings of $117 million, or $.21 per diluted share, and $4 million, or $.01 per diluted share, for year-to-date 2009 and 2008, respectively.

•	Funds from Operations (FFO) per diluted share was $.12 for the second quarter of 2009 compared to $.55 per diluted share for the second quarter of 2008. FFO per diluted share was also affected by the non-cash interest expense, non-cash impairment charges and other items described above. The net effect of these items was a decrease in FFO per diluted share of $.15 and $.01 for the second quarter 2009 and 2008, respectively. For year-to-date 2009, FFO per diluted share was $.22 compared to $.88 per diluted share for year-to-date 2008. The net effect of the non-cash interest expense, non-cash impairment charges and other items was a decrease in FFO per diluted share of $.24 and $.01 for year-to-date 2009 and 2008, respectively.

•

Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, decreased $163 million to $256 million for the second quarter, and $251 million to $430 million for year-to-date 2009 when compared to last year.

For further detail of the transactions affecting net income, earnings per diluted share and FFO per diluted share, refer to the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share.”

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR for the second quarter of 2009 decreased 24.9% when compared to the second quarter of 2008. Year-to-date 2009 comparable hotel RevPAR decreased 22.7% when compared to year-to-date 2008. Comparable hotel adjusted operating profit margins decreased 560 basis points and 500 basis points for the second quarter and year-to-date 2009, respectively. For further detail, see “Notes to the Financial Information.”

LIQUIDITY

As of June 19, 2009, the Company had over $1.3 billion of cash and cash equivalents and $600 million of available capacity under its credit facility. During the second quarter, the Company completed two significant transactions which enhanced its financial flexibility and liquidity. These transactions were:

•	the issuance of 75,750,000 shares of common stock for net proceeds of approximately $480 million; and

•	the issuance of $400 million, 9% Series T senior notes maturing May 15, 2017 for net proceeds of approximately $380 million;

The proceeds from these transactions, when combined with the first quarter $120 million mortgage loan obtained on the JW Marriott, Washington D.C. and the sale of the Hyatt Regency Boston for $113 million resulted in total proceeds raised year-to-date of over $1.1 billion. Subsequent to the end of the second quarter, we also disposed of three non-core properties: the 253-room Washington Dulles Marriott Suites, the 448-room Sheraton Stamford and the 430-room Boston Marriott Newton, for net proceeds of approximately $64 million. The proceeds from these transactions have been and will continue to be used to repay or redeem near-term debt maturities and to maintain higher than historical cash balances due to the current uncertainty in the credit markets. During the second quarter, the Company repaid $200 million outstanding under the revolver portion of the credit facility. Additionally, subsequent to quarter end, the Company repaid the $175 million mortgage debt secured by the San Diego Marriott Hotel & Marina. As a result of these transactions, the Company’s remaining debt maturities total $480 million through year end 2010, which includes principal amortization of $20 million.

CAPITAL EXPENDITURES

Capital expenditures totaled approximately $84 million and $192 million for the quarter and year-to-date, which was a decline of approximately 48% and 38%, respectively, from the prior year. These expenditures included return on investment (ROI) and repositioning projects of approximately $47 million and $101 million for the second quarter and year-to-date 2009, respectively.

DIVIDEND

The Company intends to declare a common dividend of approximately $.23 to $.25 per share in the first half of September 2009. The common dividend is expected to consist of cash in the amount of approximately $.03 per share with the remainder to be paid in shares of common stock, both of which will be taxable to stockholders. The common dividend will be paid by the end of 2009. The Company intends to continue paying a cash dividend on its preferred stock.

2009 OUTLOOK

The Company’s ability to predict future operating results continues to be significantly affected by the current recession and its effect on business and leisure travel. The Company expects that the trends affecting the economy will continue to depress hotel operating results across the portfolio for the remainder of 2009. In the event that comparable hotel RevPAR were to decline approximately 20%-23% for the full year 2009, the Company would anticipate that full year 2009 operating profit margins under GAAP would decrease approximately 1,170 basis points to 1,290 basis points and its comparable hotel adjusted operating profit margins would decrease approximately 600 basis points to 650 basis points. Based upon these parameters, the Company would estimate the following would occur for full year 2009:

•	loss per diluted share should be approximately $.46 to $.53;

•	net loss should be approximately $267 million to $310 million;

•

FFO per diluted share should be approximately $.43 to $.50 (including the effect of the deduction of $131 million in non-cash impairment charges and $26 million of non-cash interest expense on the exchangeable debentures due to an accounting change for 2009, or, in total, a reduction of $.25 per diluted share); and

•	Adjusted EBITDA should be approximately $750 million to $800 million.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 113 properties with approximately 62,000 rooms, and also holds a non-controlling interest in a joint venture that owns 11 hotels in Europe with approximately 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of July 22, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 2% of the partnership interests in Host LP held by outside partners as of June 19, 2009, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income/loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

PAGE NO.
2009 OPERATING RESULTS

Consolidated Balance Sheets
June 19, 2009 (unaudited) and December 31, 2008	6

Consolidated Statements of Operations (unaudited)
Quarter and Year-to-Date Ended June 19, 2009 and June 13, 2008	7

Earnings per Common Share	8

Hotel Operating Data
Comparable Hotels by Region and Property Type	9
Schedule of Comparable Hotel Results	10

Other Financial and Operating Data	12

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Funds From Operations per Diluted Share	14

2009 FORECAST INFORMATION

Reconciliation of Net Income to EBITDA. Adjusted EBITDA and Funds From Operations per Diluted Share for Full Year 2009 Forecasts	16

Schedule of Comparable Hotel Adjusted Operating Profit Margin for Full Year 2009 Forecasts	17

Notes to Financial Information	19

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	June 19, 2009	December 31, 2008
	(unaudited)
ASSETS

Property and equipment, net	$10,431	$10,739
Assets held for sale	55	—
Due from managers	81	65
Investments in affiliates	144	229
Deferred financing costs, net	51	46
Furniture, fixtures and equipment replacement fund	121	119
Other	197	200
Restricted cash	46	44
Cash and cash equivalents	1,346	508

Total assets	$12,472	$11,950

LIABILITIES AND EQUITY
Debt
Senior notes, including $859 million and $916 million, respectively, net of discount, of Exchangeable Senior Debentures (b)	$4,272	$3,943
Mortgage debt	1,524	1,436
Credit facility, including the $210 million term loan	210	410
Other	87	87

Total debt	6,093	5,876
Accounts payable and accrued expenses	86	119
Other	171	183

Total liabilities	6,350	6,178

Non-controlling interests in Host Hotels & Resorts, L.P.	115	156

Host Hotels & Resorts, Inc. stockholders’ equity:
Cumulative redeemable preferred stock (liquidation preference $100 million) 50 million shares authorized; 4 million shares issued and outstanding shares issued and outstanding, respectively	97	97
Common stock, par value $.01, 1,050 million shares and 750 million shares authorized, respectively; 604.6 million shares and 525.3 million shares issued and outstanding, respectively	6	5
Additional paid-in capital	6,397	5,874
Accumulated other comprehensive income	2	5
Deficit	(518)	(389)

Total Host Hotels & Resorts, Inc. stockholders’ equity	5,984	5,592
Non-controlling interests—other consolidated partnerships (c)	23	24

Total equity	6,007	5,616

Total liabilities and equity	$12,472	$11,950

(a)	Our consolidated balance sheet as of June 19, 2009 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	As a result of the adoption of a new accounting requirement for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement), the principal balance for our Exchangeable Senior Debentures was reduced by $60 million and $76 million as of June 19, 2009 and December 31, 2008, respectively, with an offsetting increase to equity. The decline in principal reflects the unamortized discount balance related to the implementation of the new accounting requirement. The face amount of the debentures was $925 million at June 19, 2009. See notes to “Other Financial and Operating Data,” for further discussion.
(c)	As a result of the adoption of a new accounting requirement, non-controlling interests of other consolidated partnerships (previously referred to as “Interest of minority partners of other consolidated partnerships”) is now included as a separate component of equity.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	June 19, 2009	June 13, 2008	June 19, 2009	June 13, 2008
Revenues
Rooms	$629	$837	$1,134	$1,450
Food and beverage	323	433	592	762
Other	87	91	156	161

Total hotel sales	1,039	1,361	1,882	2,373
Rental income	25	27	54	57

Total revenues	1,064	1,388	1,936	2,430

Expenses
Rooms	166	194	302	348
Food and beverage	232	297	431	535
Hotel departmental expenses	271	318	505	571
Management fees	41	71	74	123
Other property-level expenses	96	94	177	175
Depreciation and amortization (b)	196	128	353	249
Corporate and other expenses	17	14	32	31
Gain on insurance settlement	—	—	—	(7)

Total operating costs and expenses	1,019	1,116	1,874	2,025

Operating profit	45	272	62	405
Interest income	2	4	4	9
Interest expense (c)	(82)	(88)	(169)	(171)
Net gains on property transactions and other	1	1	2	2
Gain on foreign currency	6	—	4	—
Equity in earnings (losses) of affiliates (b)	(32)	1	(34)	2

Income (loss) before income taxes	(60)	190	(131)	247
Benefit (provision) for income taxes	(10)	(13)	4	(7)

Income (loss) from continuing operations	(70)	177	(127)	240
Income (loss) from discontinued operations	1	16	(2)	16

Net income (loss)	(69)	193	(129)	256
Less: Net (income) loss attributable to non-controlling interests (d)	1	(10)	2	(18)

Net income (loss) attributable to common stockholders	(68)	183	(127)	238
Less: Dividends on preferred stock	(2)	(2)	(4)	(4)

Net income (loss) available to common stockholders	$(70)	$181	$(131)	$234

Basic earnings (loss) per common share:
Continuing operations	$(.12)	$.32	$(.24)	$.42
Discontinued operations	—	.03	—	.03

Basic earnings (loss) per common share	$(.12)	$.35	$(.24)	$.45

Diluted earnings (loss) per common share:
Continuing operations	$(.12)	$.31	$(.24)	$.42
Discontinued operations	—	.03	—	.03

Diluted earnings (loss) per common share	$(.12)	$.34	$(.24)	$.45

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	During 2009, we identified several properties to be tested for impairment based on certain triggering events, as prescribed by GAAP. We tested these properties for impairment based on management’s estimate of expected future undiscounted cash flows over our expected holding period. As a result, we recorded non-cash impairment charges totaling $91 million for the second quarter and $131 million year-to-date based on the difference between the discounted cash flows and the carrying amount. Of these impairment charges, $57 million and $78 million for second quarter and year-to-date, respectively, have been included in depreciation expense and $19 million was included in discontinued operations for year-to-date. The remaining $34 million of impairment charges was for our investment in the European joint venture, which is included in equity in earnings (losses) of affiliates.
(c)

The retroactive adoption of a new accounting requirement regarding the exchangeable debentures increased interest expense by $6 million and $7 million for both the second quarter of 2009 and 2008, respectively, and $13 million and $14 million for year-to-date 2009 and 2008, respectively. Interest expense for year-to-date 2009 includes the

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations

(unaudited, in millions, except per share amounts)

$3 million gain on the first quarter repurchase of a portion of the 3.25% Exchangeable Senior Debentures issued in April 2004 (the “2004 Debentures”). See notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share” for further discussion.

(d)	As a result of the adoption of a new accounting requirement, net income attributable to non-controlling interests of Host LP and of other non-consolidated partnerships are no longer included in the determination of net income. Prior periods have been revised to reflect this presentation. The net income attributable to non-controlling interests is included in the net income available to common stockholders; therefore, the implementation of this requirement had no effect on our basic or diluted earnings per share calculation.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	June 19, 2009	June 13, 2008	June 19, 2009	June 13, 2008
Net income (loss)	$(69)	$193	$(129)	$256
Net (income) loss attributable to non-controlling interests	1	(10)	2	(18)
Dividends on preferred stock	(2)	(2)	(4)	(4)

Earnings (loss) available to common stockholders	(70)	181	(131)	234
Assuming conversion of 2004 Exchangeable Senior Debentures	—	7	—	—
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Senior Debentures (a)	—	—	(2)	—

Diluted earnings (loss) available to common stockholders	$(70)	$188	$(133)	$234

Basic weighted average shares outstanding	575.0	520.5	550.3	521.5
Diluted weighted average shares outstanding (b)	575.0	551.7	552.2	521.8

Basic earnings (loss) per share (c)	$(.12)	$.35	$(.24)	$.45
Diluted earnings (loss) per share (c) (d)	$(.12)	$.34	$(.24)	$.45

(a)	During the first quarter of 2009, we repurchased $75 million face amount of the 2004 Debentures with a carrying value of $72 million for $69 million. The adjustments to dilutive earnings per common share related to the 2004 Debentures repurchased during the year include the $3 million gain on repurchase, net of interest expense on the repurchased debentures.
(b)	Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(c)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders, as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities.
(d)	See notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and FFO per Diluted Share” for information on significant items affecting diluted earnings per common share for which no adjustments were made.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of June 19, 2009		Quarter ended June 19, 2009			Quarter ended June 13, 2008			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR
Pacific	27	15,943	$176.06	67.2%	$118.23	$206.12	76.5%	$157.60	(25.0)%
Mid-Atlantic	11	8,683	207.41	76.3	158.15	265.87	81.9	217.73	(27.4)
North Central	14	6,204	133.85	61.2	81.92	158.90	70.6	112.15	(27.0)
Florida	9	5,677	197.36	66.9	132.11	236.85	78.3	185.51	(28.8)
DC Metro	13	5,666	198.71	80.9	160.79	214.11	83.7	179.31	(10.3)
New England	10	5,165	164.84	60.7	100.12	182.33	77.0	140.39	(28.7)
South Central	9	5,687	148.89	65.0	96.79	169.51	71.3	120.93	(20.0)
Mountain	8	3,364	166.68	57.8	96.35	182.61	69.8	127.49	(24.4)
Atlanta	8	4,252	154.70	58.5	90.55	176.53	69.4	122.43	(26.0)
International	7	2,473	137.37	60.9	83.69	181.20	74.0	134.00	(37.5)

All Regions	116	63,114	175.24	67.0	117.36	205.28	76.1	156.22	(24.9)

	As of June 19, 2009		Year-to-Date ended June 19, 2009			Year-to-Date ended June 13, 2008			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR
Pacific	27	15,943	$180.89	64.8%	$117.21	$206.10	74.7%	$154.01	(23.9)%
Mid-Atlantic	11	8,683	206.48	69.8	144.20	253.22	78.1	197.72	(27.1)
North Central	14	6,204	128.79	56.1	72.21	149.45	63.0	94.21	(23.3)
Florida	9	5,677	209.66	68.6	143.90	242.60	79.7	193.29	(25.5)
DC Metro	13	5,666	204.54	74.5	152.44	208.79	74.4	155.40	(1.9)
New England	10	5,165	156.36	54.0	84.45	172.26	69.4	119.54	(29.4)
South Central	9	5,687	152.68	65.1	99.44	168.65	71.9	121.33	(18.0)
Mountain	8	3,364	174.64	56.5	98.69	192.74	67.4	129.99	(24.1)
Atlanta	8	4,252	157.57	59.6	93.88	175.74	69.5	122.16	(23.2)
International	7	2,473	138.08	60.9	84.14	172.90	71.9	124.29	(32.3)

All Regions	116	63,114	177.94	64.1	114.07	202.30	72.9	147.57	(22.7)

Comparable Hotels by Property Type (a)
	As of June 19, 2009		Quarter ended June 19, 2009			Quarter ended June 13, 2008			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR
Urban	54	34,920	$184.07	69.5%	$128.01	$216.59	77.5%	$167.86	(23.7)%
Suburban	34	12,904	141.42	58.2	82.28	161.59	69.2	111.89	(26.5)
Resort/Conference	13	8,082	231.93	67.6	156.71	274.55	78.5	215.40	(27.2)
Airport	15	7,208	119.40	69.5	82.96	140.59	78.9	110.94	(25.2)

All Types	116	63,114	175.24	67.0	117.36	205.28	76.1	156.22	(24.9)

	As of June 19, 2009		Year-to-Date ended June 19, 2009			Year-to-Date ended June 13, 2008			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentages	RevPAR	Average Room Rate	Average Occupancy Percentages	RevPAR
Urban	54	34,920	$185.52	65.6%	$121.73	$209.96	74.1%	$155.55	(21.7)%
Suburban	34	12,904	144.82	57.3	82.93	162.38	66.2	107.46	(22.8)
Resort/Conference	13	8,082	241.16	66.5	160.42	279.07	77.4	216.04	(25.7)
Airport	15	7,208	124.08	66.4	82.42	142.11	74.7	106.14	(22.4)

All Types	116	63,114	177.94	64.1	114.07	202.30	72.9	147.57	(22.7)

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	June 19, 2009	June 13, 2008	June 19, 2009	June 13, 2008
Number of hotels	116	116	116	116
Number of rooms	63,114	63,114	63,114	63,114
Percent change in comparable hotel RevPAR	(24.9)%	—%	(22.7)%	—%
Operating profit margin under GAAP (b)	4.2%	19.6%	3.2%	16.7%
Comparable hotel adjusted operating profit margin (b)	24.4%	30.0%	23.2%	28.2%

Comparable hotel sales
Room	$645	$858	$1,161	$1,506
Food and beverage	332	445	608	793
Other	90	95	161	173

Comparable hotel sales (c)	1,067	1,398	1,930	2,472

Comparable hotel expenses
Room	170	199	308	360
Food and beverage	238	305	440	556
Other	41	49	73	88
Management fees, ground rent and other costs	358	426	661	772

Comparable hotel expenses (d)	807	979	1,482	1,776

Comparable hotel adjusted operating profit	260	419	448	696
Non-comparable hotel results, net (e)	—	—	3	(5)
Office buildings and select service properties, net (f)	1	(1)	—	(1)
Comparable hotels classified as held-for-sale, net	(3)	(4)	(4)	(5)
Depreciation and amortization	(196)	(128)	(353)	(249)
Corporate and other expenses	(17)	(14)	(32)	(31)

Operating profit	$45	$272	$62	$405

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended		Year-to-date ended
	June 19, 2009	June 13, 2008	June 19, 2009	June 13, 2008
Revenues per the consolidated statements of operations	$1,064	$1,388	$1,936	$2,430
Business interruption revenues for comparable hotels	—	—	—	7
Hotel sales for the property for which we record rental income, net	10	14	22	27
Hotel sales for comparable hotels classified as held-for-sale	13	15	23	25
Rental income for office buildings and select service hotels	(20)	(19)	(39)	(38)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott- managed hotels	—	—	(12)	21

Comparable hotel sales	$1,067	$1,398	$1,930	$2,472

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended		Year-to-date ended
	June 19, 2009	June 13, 2008	June 19, 2009	June 13, 2008
Operating costs and expenses per the consolidated statements of operations	$1,019	$1,116	$1,874	$2,025
Hotel expenses for the property for which we record rental income	10	13	22	28
Hotel expense for comparable hotels classified as held-for-sale	10	12	19	20
Rent expense for office buildings and select service hotels	(19)	(20)	(39)	(39)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	(9)	15
Depreciation and amortization	(196)	(128)	(353)	(249)
Corporate and other expenses	(17)	(14)	(32)	(31)
Gain on insurance settlement	—	—	—	7

Comparable hotel expenses	$807	$979	$1,482	$1,776

(e)	Non-comparable hotel results, net, includes the results of operations of our non-comparable hotels whose operations are included in our consolidated statements of operations as continuing operations and the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.
(f)	Represents rental income less rental expense for select service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

			June 19, 2009	December 31, 2008
Equity
Common shares outstanding			604.6	525.3
Common shares and minority held common OP Units outstanding			616.4	540.4
Preferred OP Units outstanding			.02	.02
Class E Preferred shares outstanding			4.0	4.0

Security pricing
Common (a)			$7.66	$7.57
Class E Preferred (a)			$21.22	$17.20
3 1/4% Exchangeable Senior Debentures (b)			$975.94	$861.51
2 5/8% Exchangeable Senior Debentures (b)			$836.24	$663.70

Dividends declared per share for calendar year
Common			$—	$.65
Class E Preferred (c)			$1.11	$2.22

Debt
Series K senior notes, with a rate of 7 1/8% due November 2013			$725	$725
Series M senior notes, with a rate of 7% due August 2012			348	348
Series O senior notes, with a rate of 6 3/8% due March 2015			650	650
Series Q senior notes, with a rate of 6 3/4% due June 2016			800	800
Series S senior notes, with a rate of 6 7/8% due November 2014			497	497
Series T senior notes, with a rate of 9% due May 2017			386	—
Exchangeable Senior Debentures, with a rate of 3 1/4% due April 2024 (d)(e)			317	383
Exchangeable Senior Debentures, with a rate of 2 5/8% due April 2027 (the “2007 Debentures”) (e)			542	533
Senior notes, with rate of 10.0% due May 2012			7	7

Total senior notes			4,272	3,943
Mortgage debt (non-recourse) secured by $2.1 billion of real estate assets, with an average interest rate of 6.0% and 6.2% at June 19, 2009 and December 31, 2008, respectively, maturing through December 2023			1,524	1,436
Credit facility, including the $210 million term loan(f)			210	410
Other			87	87

Total debt (g)(h)			$6,093	$5,876

Percentage of fixed rate debt			90%	88%
Weighted average interest rate			6.1%	5.8%
Weighted average debt maturity			4.5 years	4.6 years

Quarter ended			Year-to-date ended
	June 19, 2009	June 13, 2008	June 19, 2009	June 13, 2008
Hotel Operating Statistics for All Properties (i)
Average daily rate	$175.24	$205.10	$177.83	$201.99
Average occupancy	67.0%	76.2%	64.1%	73.0%
RevPAR	$117.36	$156.20	$114.01	$147.46

(a)	Share prices are the closing price as reported by the New York Stock Exchange.
(b)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(c)	On June 25, 2009, we declared a second quarter preferred dividend of $.5546875 per share for our Class E cumulative redeemable preferred stock.
(d)	During the first quarter of 2009, we repurchased $75 million face amount of the 2004 Debentures with a carrying value of $72 million for $69 million. We recorded a gain on repurchase of approximately $3 million.
(e)

During the first quarter of 2009, we adopted a new accounting requirement that issuers of cash-settled exchangeable debentures must separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate on the instrument’s issuance date. Therefore, we are required to record the debt components of the debentures at fair value as of the date of issuance with the adjustment to additional paid-in capital and amortize the resulting discount as an increase to interest expense over the expected life of the debt. This treatment has been applied retrospectively to all periods presented. The principal balance for our 2004 and 2007

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

Debentures was reduced by $60 million and $76 million as of June 19, 2009 and December 31, 2008, respectively, which reflects the remaining unamortized discount balance at these dates. The discounts will be amortized through the first date at which the holders can require Host to repurchase the debentures for cash (April 2010 for the 2004 Debentures and March 2012 for the 2007 Debentures). The retroactive adoption of the standard increased interest expense by $6 million and $7 million for the second quarter of 2009 and 2008, respectively, and $13 million and $14 million for year-to-date 2009 and 2008, respectively. The face amount of the 2004 and 2007 Debentures is $325 million and $600 million at June 19, 2009.

(f)	Currently, we have $600 million of available capacity under the revolver portion of the credit facility.
(g)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the interests, and excludes the debt of entities that we do not consolidate, but have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of June 19, 2009, our non-controlling partners’ share of consolidated debt is $68 million and our share of debt in unconsolidated investments is $353 million.
(h)	Total debt as of June 19, 2009 and December 31, 2008 includes net (discounts)/premiums of $(81) million and $(86) million, respectively.
(i)	The operating statistics reflect all consolidated properties as of June 19, 2009 and June 13, 2008, respectively. The operating statistics include the results of operations for three properties held-for-sale at June 19, 2009, one property sold in 2009 and two properties sold as of June 13, 2008 prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	June 19, 2009	June 13, 2008	June 19, 2009	June 13, 2008
Net income (loss)	$(69)	$193	$(129)	$256
Interest expense	82	88	169	171
Depreciation and amortization	139	128	276	249
Income taxes	10	13	(4)	7
Discontinued operations (a)	2	3	4	6

EBITDA	164	425	316	689
Gains on dispositions	1	(10)	(18)	(10)
Non-cash impairment charges	91	—	131	—
Amortization of deferred gains	(1)	(1)	(2)	(2)
Equity investment adjustments:
Equity in earnings of affiliates	(2)	(1)	—	(2)
Pro rata EBITDA of equity investments	6	11	10	17
Consolidated partnership adjustments:
Pro rata EBITDA attributable to non-controlling partners in other consolidated partnerships	(3)	(5)	(7)	(11)

Adjusted EBITDA	$256	$419	$430	$681

	Quarter ended		Year-to-date ended
	June 19, 2009	June 13, 2008	June 19, 2009	June 13, 2008
Net income (loss)	$(69)	$193	$(129)	$256
Less: Net (income) loss attributable to non-controlling interests	1	(10)	2	(18)
Dividends on preferred stock	(2)	(2)	(4)	(4)

Net income (loss) available to common stockholders	(70)	181	(131)	234
Adjustments:
Gains on dispositions, net of taxes	1	(10)	(17)	(10)
Amortization of deferred gains and other property transactions, net of taxes	(1)	(1)	(2)	(2)
Depreciation and amortization (b)	140	130	279	254
Partnership adjustments	—	12	—	15
FFO of non-controlling interests of Host LP	(2)	(14)	(3)	(20)
Adjustments for dilutive securities (c):
Assuming conversion of 2004 Exchangeable Senior Debentures	—	8	—	15
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Debentures (d)	—	—	(2)	—

Diluted FFO (c)(e)	$68	$306	$124	$486

Diluted weighted average shares outstanding (c)(e)	575.8	551.7	552.8	552.7
Diluted FFO per share (c)(e)	$.12	$.55	$.22	$.88

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.
(b)	In accordance with the guidance on FFO per diluted share provided by the National Association of Real Estate Investment Trusts, we do not adjust net income for the non-cash impairment charges when determining our FFO per diluted share.
(c)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by non-controlling partners, exchangeable debt securities and other non-controlling interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(d)	During the first quarter of 2009, we repurchased $75 million face amount of the 2004 Debentures with a carrying value of $72 million for $69 million. The adjustments to dilutive FFO related to the 2004 Debentures repurchased during the year include the $3 million gain on repurchase, net of interest expense on the repurchased debentures.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(e)	FFO per diluted share and earnings per diluted share were significantly affected by certain transactions, the effects of which are shown in the table below (in millions, except per share amounts):

	Quarter ended June 19, 2009		Quarter ended June 13, 2008
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Gain (loss) on hotel disposition, net of taxes	$(1)	$—	$10	$—
Non-cash interest expense — 2007 Debentures (1)	(4)	(4)	(3)	(3)
Non-cash interest expense — 2004 Debentures (2)	(2)	(2)	—	—
Dilutive effect of 2004 Debentures (3)	—	(3)	—	—
Non-cash impairment charges	(91)	(91)	—	—
Gain on CMBS defeasance sharing agreement (4)	7	7	—	—
(Gain) loss attributable to non-controlling interests (5)	2	2	(1)	—

Total	$(89)	$(91)	$6	$(3)

Diluted shares	575.0	596.4	551.7	551.7
Per diluted share	$(.16)	$(.15)	$.01	$(.01)

	Year-to-date ended June 19, 2009		Year-to-date ended June 13, 2008
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Gain on hotel dispositions, net of taxes	$17	$—	$10	$—
Non-cash interest expense — 2007 Debentures (1)	(8)	(8)	(7)	(7)
Non-cash interest expense — 2004 Debentures (2)	(5)	(5)	(7)	—
Dilutive effect of 2004 Debentures (3)	—	(6)	—	—
Non-cash impairment charges	(131)	(131)	—	—
Gain on CMBS defeasance sharing agreement (4)	7	7	—	—
(Gain) loss attributable to non-controlling interests (5)	3	4	—	—

Total	$(117)	$(139)	$(4)	$(7)

Diluted shares	552.2	573.5	521.8	552.7
Per diluted share	$(.21)	$(.24)	$(.01)	$(.01)

(1)	Represents the non-cash interest expense recognized related to the 2007 Debentures in accordance with the retroactive implementation of new accounting requirements in the first quarter of 2009.
(2)	Represents the non-cash interest expense recognized related to the 2004 Debentures in accordance with the retroactive implementation of new accounting requirements in the first quarter of 2009. No effect is shown for the 2004 Debentures if they were dilutive in the calculation of Earnings per Diluted Share or FFO per Diluted Share, as the interest expense is added-back to earnings in the dilution calculation.
(3)	Represents dilutive effect, if applicable, of the 2004 Debentures after adjustment (2) above for non-cash interest expense related to the new accounting requirement.
(4)	As prescribed by the sharing agreement with the successor borrower in connection with the 2007 defeasance of $514 million in collateralized mortgage-backed securities, we received $7 million and recorded the gain as a reduction of interest expense in the second quarter 2009. The loan had an initial maturity date of September 15, 2009, and was prepayable beginning on May 1, 2009. We had been legally released from all obligations under the loan upon the defeasance in 2007.
(5)	Represents the portion of the significant items attributable to non-controlling partners in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and

Funds From Operations per Diluted Share for Full Year 2009 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Full Year 2009
	Low-end of range	High-end of range
Net loss	$(310)	$(267)
Interest expense	385	385
Depreciation and amortization	600	600
Income taxes	(44)	(37)

EBITDA	631	681
Gains on dispositions	(34)	(34)
Non-cash impairment charges	131	131
Equity investment adjustments:
Equity in losses of affiliates	5	5
Pro rata Adjusted EBITDA of equity investments	27	27
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(10)	(10)

Adjusted EBITDA	$750	$800

	Full Year 2009 Forecast
	Low end of Range	High end of Range
Net loss	$(310)	$(267)
Less: Net loss attributable to non-controlling interests	10	9
Dividends on preferred stock	(9)	(9)

Net loss available to common stockholders	(309)	(267)
Adjustments:
Depreciation and amortization	600	600
Gain on dispositions, net of taxes	(34)	(34)
Partnership adjustments	4	4
FFO of non-controlling interests of Host LP	(6)	(7)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	—
Assuming the reduction of the gain recognized upon the repurchase of the 2004 Exchangeable Senior Debentures	(2)	(2)

Diluted FFO	$253	$294

Weighted average diluted shares (FFO)	583.9	583.9
Weighted average diluted shares (EPS)	582.3	582.3
Loss per diluted share	$(.53)	$(.46)
FFO per diluted share	$.43	$.50

(a)	The full year 2009 forecasts were based on the below assumptions:
•	Comparable hotel RevPAR will decrease 20% to 23% for the high and low ends of the forecasted range, respectively.
•	Comparable hotel adjusted operating profit margins will range from a decrease of 600 basis points to 650 basis points for the high and low ends of the forecasted range, respectively.
•

The implementation of a new accounting requirement will increase the non-cash interest expense applied to the 2004 and 2007 Debentures by approximately $26 million. Additionally, we recorded non-cash impairment charges of $131 million, which included $97 million of impairments on four of our properties and a $34 million impairment of our investment in the European joint venture. These non-cash charges will decrease earnings and FFO per diluted share by approximately $.25.

•	We do not anticipate that any acquisitions will be made during 2009.
•	We expect to have annual hotel dispositions of approximately $200 million during 2009.
•	We expect to spend approximately $340 million to $360 million on capital expenditures in 2009.

For a discussion of additional items that may affect forecasted results see Notes to the Financial Information.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2009 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2009
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	1.2%	2.4%
Comparable hotel adjusted operating profit margin (c)	19.8%	20.3%

Comparable hotel sales
Room	$2,451	$2,547
Other	1,538	1,607

Comparable hotel sales (d)	3,989	4,154

Comparable hotel expenses
Rooms and other departmental costs	1,735	1,836
Management fees, ground rent and other costs	1,466	1,478

Comparable hotel expenses (e)	3,201	3,314

Comparable hotel adjusted operating profit	788	840
Non-comparable hotel results, net	3	3
Office buildings and select service properties, net	(1)	(1)
Depreciation and amortization	(675)	(675)
Corporate and other expenses	(67)	(67)

Operating profit	$48	$100

(a)	Forecasted comparable hotel results include 113 hotels that we have assumed will be classified as comparable as of December 31, 2009. No assurances can be made as to the hotels that will be in the comparable hotel set for 2009. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Funds From Operations per Diluted Share For Full Year 2009 Forecasts” for other forecast assumptions.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. The forecasted decline in the comparable hotel adjusted operating profit margin includes the following two items which accounts for 50 basis points of the above decline. Additionally, the decline in the adjusted operating profit margins includes the effect of these two items of approximately 40 basis points and 50 basis points for the quarter and year-to-date periods ended June 19, 2009. (1) The 2008 comparable hotel operating profit includes business interruption proceeds of approximately $5 million, net of expenses, received in 2008 for the New Orleans Marriott which had previously been non-comparable. We do not expect to receive any business interruption proceeds in 2009. (2) We will incur additional expenses in 2009 due to the treatment of the ground lease payments related to the New York Marriott Marquis. Since the renegotiation of the ground lease on the New York Marriott Marquis in 1998, the ground lease payments have reduced the deferred ground rent liability, and more recently, have been applied against the deferred purchase price of the land. As a result, there was no operating profit reduction for these payments. In 2009, a small portion of the payments will fully fund the deferred purchase price and the remainder of approximately $19 million will be deducted from operating profit.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2009
	Low-end of range	High-end of range
Revenues	$4,035	$4,200
Non-comparable hotel sales	(1)	(1)
Hotel sales for the property for which we record rental income, net	40	40
Rental income for office buildings and select service hotels	(85)	(85)

Comparable hotel sales	$3,989	$4,154

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2009 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2009
	Low-end of range	High-end of range
Operating costs and expenses	$3,987	$4,100
Non-comparable hotel expenses	—	—
Hotel expenses for the property for which we record rental income	40	40
Rent expense for office buildings and select service hotels	(84)	(84)
Depreciation and amortization	(675)	(675)
Corporate and other expenses	(67)	(67)

Comparable hotel expenses	$3,201	$3,314

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumptions and forecasts include the following: the level of RevPAR and margin growth may change significantly and the continued economic recession and volatility in the credit markets have created limited visibility for advance bookings for both transient and group business and accordingly, our ability to predict operating results; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the number of shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our filings with the SEC.

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the second quarter of 2009 ended on June 19, and the second quarter of 2008 ended on June 13, though both quarters reflect twelve weeks of operations. In contrast, the June 19, 2009 year-to-date operations included 170 days of operations, while the June 13, 2008 year-to-date operations included 165 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 41% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2008) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the second quarter of 2009 reflect 12 weeks of operations for the period from March 28, 2009 to June 19, 2009 for our Marriott-managed hotels and results from March 1, 2009 to May 31, 2009 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the second quarter of 2008 reflect 12 weeks of operations for the period from March 22, 2008 to June 13, 2008 for our Marriott-managed hotels and results from March 1, 2008 to May 31, 2008 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for year-to-date 2009 reflect 24 weeks for the period from January 3, 2009 to June 19, 2009 for our Marriott-managed hotels and results from January 1, 2009 to May 31, 2009 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for year-to-date 2008 reflect 24 weeks for the period from December 29, 2007 to June 13, 2008 for our Marriott-managed hotels and results from January 1, 2008 to May 31, 2008 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. All of our hotels that we owned as of June 19, 2009, have been classified as comparable hotels.

The operating results of one hotel we disposed of as of June 19, 2009 and the two hotels we disposed of in 2008 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share, (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance and is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

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Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

operations because it includes our pro-rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

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Consolidated Partnership Adjustments –We deduct the non-controlling partners’ pro rata share of the Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ positions in the partnership or joint venture.

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Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

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Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.